As filed with the Securities and Exchange Commission on May 29, 2002
                               Securities Act Registration No. 333-
--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 FUELNATION INC.
             (Exact name of registrant as specified in its charter)

            Florida                                            65-0827283
--------------------------------                               ----------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                                4121 SW 47th Ave.
                              Davie, Florida 33314
                              --------------------
               (Address of principal executive offices & Zip Code)

                   Consulting Agreement with Richard A. Frueh
                   ------------------------------------------
                            (Full Title of the Plan)

                                                       Copies to:
Christopher R. Salmonson, Chief Executive Officer      Andrew I. Telsey, Esquire
FuelNation Inc.                                        Andrew I. Telsey, P.C.
4121 SW 47th Ave.                                      12835 East Arapahoe Road
Davie, FL 33314                                        Tower I, Penthouse
--------------------------------------------------     Englewood, Colorado 80112
(Name & address of agent for service)                  (303) 768-9221


                                 (954) 587-3775
                                 --------------
          (Telephone number, including area code, of agent for service)


                        (CALCULATION OF REGISTRATION FEE)
--------------------------------------------------------------------------------------------
   Title of securities     Amount to be     Proposed      Proposed maximum     Amount of
    to be registered        registered  maximum offering aggregate offering registration fee
                                        price per Share        Price
--------------------------------------------------------------------------------------------
Common Stock,               6,000,000        $0.03 *         $180,000           $16.56
$.01 par value per share..    shares
--------------------------------------------------------------------------------------------

*Estimated for calculation of registration fee only, pursuant to Rule 457(h)(1), calculated on the basis of the average high and low price of the Company's common stock on the Electronic Bulletin Board for the period from May 21, 2002 through May 28, 2002.

                     This Form S-8 consists of twelve pages.
                   Exhibits are indexed beginning at page six.

--------------------------------------------------------------------------------

                          PART II. INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

     (1) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 2002, filed with the Commission on May 15, 2002;

     (2) The Company's Quarterly Report on Form 10-QSB for the six month period ended June 30, 2001, filed with the Commission on August 15, 2001;

     (3) The Company's Amendment No. 1 to its Quarterly Report on Form 10-QSB/A1 for the six month period ended June 30, 2001, filed with the Commission on November 8, 2001;

     (4) The Company's Quarterly Report on Form 10-QSB for the nine month period ended September 30, 2001, filed with the Commission on November 19, 2001;

     (5) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on April 17, 2002; and

     (6) All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated hereby by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by referenced herein modifies or supersedes such statement.

Item 4. Description of Securities.

     The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5. Interests of Named Experts and Counsel.

     Andrew I. Telsey, sole shareholder of Andrew I. Telsey, P.C., owns beneficially 200,000 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation, as amended, provides for the indemnification of the Company's officers and directors to the fullest extent not prohibited by law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company in the future, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.
-----------

    5.1        Opinion of Andrew I. Telsey, P.C.

   10.12       Consulting Agreement with Richard A. Frueh

   23.6 The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as
               Exhibit 5 to this Registration Statement.

   23.7        Consent of Moore Stephens, P.C., independent auditors.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davie, State of Florida, on May 29, 2002.

                                         FUELNATION INC.


                                         By:s/ Christopher R. Salmonson
                                            ------------------------------------
                                            Christopher R. Salmonson,
                                            Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                                Signatures and Capacities:
                                                --------------------------


Dated:  May 29, 2002                     By: s/ Christopher R. Salmonson
                                            ------------------------------------
                                            Christopher R. Salmonson, Director


Dated:  May 29, 2002                     By:s/ Shaikh Isa Mohammed Isa AlKhalifa
                                            ------------------------------------
                                            Shaikh Isa Mohammed Isa AlKhalifa,
                                            Director


Dated:  May 29, 2002                     By:s/ Edwin F. Ruh
                                            ------------------------------------
                                            Edwin F. Ruh, Director


Dated:  May 29, 2002                     By:s/ William C. Schlecht
                                            ------------------------------------
                                            William C. Schlecht, Director

                                  EXHIBIT INDEX

         The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.                                                                 Page
-----------                                                                 ----

    5.1       Opinion of Andrew I. Telsey, P.C. regarding legality of
              the securities covered by this Registration Statement.          7

   10.12      Consulting Agreement with Richard A. Frueh                      9

   23.6 The consent of Andrew I. Telsey, P.C., legal counsel for the Company to the use of their opinion with respect to the legality of the securities covered by this Registration
              Statement and to the references to such firm in this
              Registration Statement is contained in such opinion filed as
              Exhibit 5 to this Registration Statement.                       7

   23.7       Consent of Moore Stephens, P.C., independent auditors.         11

                                 FUELNATION INC.

                                 ---------------

                              EXHIBITS 5.1 AND 23.6

                                 ---------------

                        OPINION OF ANDREW I. TELSEY, P.C.

                                 ---------------

ANDREW I. TELSEY, P.C. Attorney at Law
--------------------------------------------------------------------------------
    12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112
     Telephone: 303/768-9221 - Facsimile: 303/768-9224 - E-Mail: aitelsey@cs.com
                                                                 ---------------



May 29, 2002



Mr. Christopher R. Salmonson, Chief Executive Officer
FuelNation Inc.
4121 SW 47th Ave.
Davie, Florida 33314

Dear Mr. Salmonson:

You have requested our opinion as counsel for FuelNation Inc., a Florida corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 4,000,000 shares of Company common stock issuable pursuant to agreements between the Company and a consultant of the Company. We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about May 29, 2002 (the "Registration Statement"). We further have examined the Certificate of Incorporation, Bylaws, and applicable minutes of the Company as a basis for the opinion hereafter expressed. We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion. Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of common stock covered by the Registration Statement will be legally issued, fully paid, and nonassessable.

We hereby consent to the use of this opinion in the said Registration Statement being filed with the Securities and Exchange Commission and further consent to the reference to this firm in the Prospectus.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.

                                 FUELNATION INC.

                                 ---------------

                                  EXHIBIT 10.12

                                 ---------------

                            CONSULTING CONTRACT WITH
                                RICHARD A. FRUEH.

                                 ---------------

                               CONSULTING CONTRACT

Whereas, Chris Salmonson, on behalf of FuelNation, Inc. (hereinafter "Company") wishes to contract Richard A. Frueh (hereinafter "Consultant") as a consultant at an hourly rate of $200.00 per hour.

Whereas, Consultant shall endeavor to, on a best efforts basis, advise, and assist the Company in researching and preparing all necessary materials to engage in a Municipal Taxable Bond Issue.

Company does agree to issue Consultant 6,000,000 of "free-trading" shares of FuelNation stock for services performed by Consultant in lieu of cash, at the option of the Consultant. The stock shall be sent directly to Consultant at 1715
N. Westshore Blvd, 7th Floor, Tampa, Florida.

Company acknowledges that the failure to issue the stock at closing shall irreparably injure Consultant. Company agrees that in addition to any legal remedies to which Consultant may be entitled, Consultant shall, in addition thereto, be entitled to the equitable remedy of injunction, enjoining the conclusion of the transaction or mandatory injunction requiring the payment of all stocks.

All shares of stock to be received by Consultant hereby are freely assignable. The obligations and benefits to Company shall inure to the benefit of and be binding on the Officers and Directors of the surviving company to the extent said surviving entity is required by law or equity to take on the responsibility and contractual obligations of Company as a result of the merger/acquisition, transaction or event as it may be.

Now then, whereas Company, its Board of Directors and/or Officers have agreed to the terms and conditions set forth above, both parties do hereby enter into this contract,

FuelNation, Inc.

s/Chris Salmonson
---------------------------------------------
By:  /s/  Chris Salmonson
Date: May 20, 2002
Chairman and Chief Executive Officer


s/Richard A. Frueh
---------------------------------------------
Richard A. Frueh
Date: May 20, 2002

                                 FUELNATION INC.

                                 ---------------

                                  EXHIBIT 23.7

                                 ---------------

                         CONSENT OF MOORE STEPHENS, P.C.

                                 ---------------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use in this Registration Statement on Form S-8 of our report dated March 29, 2002, with respect to the financial statements of FuelNation, Inc. (File No. 1-12350) for the year ended December 31, 2001.


                                              s/Moore Stephens, P.C.

                                              MOORE STEPHENS, P.C.
                                              Certified Public Accountants.


Cranford, New Jersey
May 29, 2002